                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Multi-State Municipal Trust:

We  consent  to the use in this  Registration  Statement  of  Oppenheimer  New
Jersey Municipal Fund,  Oppenheimer  Rochester National  Municipals  (formerly
Oppenheimer  Florida  Municipal Fund) and Oppenheimer  Pennsylvania  Municipal
Fund  (collectively  the  Oppenheimer  Multi-State  Municipal  Trust)  of  our
reports  dated  August 21,  2003,  included in the  Statements  of  Additional
Information,  which  is  part  of  such  Registration  Statement,  and  to the references to our firm under the headings "Financial  Highlights" appearing is the  Prospectuses,  which  is also  part of such  Registration  Statement  and
"Independent Auditors" appearing in the Statement of Additional Information.

/s/KPMG LLP
----------------------
KPMG LLP

Denver, Colorado
September 24, 2003